UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2021.

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-55656	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2021, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into a $650,000 Convertible Promissory Note, due June 1, 2022, with interest at 2% per annum (the “Note “) with Universal Scope, Inc., a company incorporated in the British Virgin Islands.

Under the terms of the Note, principal and interest is to be paid on the maturity date. The Note is convertible into the Company’s common stock, par value $.001 per share (the “Common Stock”) at a conversion price of $.06 per share subject to adjustments for reorganizations, reclassifications, consolidations, merger, or sale. An event of default under the Note occurs for the failure of the Company to pay interest and principal on the maturity date after the application of the grace period, breach of covenants, representations and warranties, receivership, and bankruptcy, delisting of the Company’s stock, and failure to transfer the Common Stock upon conversion. Upon an event of default, the Note will become immediately payable and the Company shall be required to pay a default rate of interest of 8% per annum

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Note and is qualified by reference to the Convertible Promissory Note filed as Exhibit 10.135 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description

10.135	Form of $650,000 Convertible Promissory Note dated December 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	December 28, 2021